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                                                                    Exhibit 10.7


                       FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT ("AGREEMENT") is made as of this 31 day of December 1994 by and between MLH INCOME REALTY PARTNERSHIP V, a New York limited partnership, having its principal office at South Tower, Floor 12, World Financial Center, New York, New York 10080-6112 (the "Landlord"), and Advanced Manufacturing Research, Inc., a Massachusetts corporation, having its principal office at Two Oliver Street, Boston, Massachusetts 02109 (the "Tenant").

WHEREAS, Landlord and Tenant entered into that certain Lease dated August 12, 1992 (the "Lease") and;

WHEREAS, Landlord and Tenant now mutually desire to amend the Lease to increase the rentable square feet from 5,799 to 7,724 and extend the lease from August 31, 1997, to February 28, 2000, and to substitute and alter the Premises to reflect the Lease by Landlord to Tenant of 7,724 rentable square feet on the fifth (5th) floor of Two Oliver Street, Boston, Massachusetts, as shown on the, plan annexed as "First Amendment Exhibit A" and incorporated by reference (the "New Premises") upon the terms, covenants, and conditions as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:

1. The provisions of this Agreement shall supersede any inconsistent provisions contained in the Lease, regardless of whether such inconsistent provisions are contained in the printed portion of the Lease or any rider annexed thereto and made a part thereof. All capitalized items not otherwise defined herein shall have the same meanings ascribed to them in the Lease.

2. Effective from and after March 1, 1995 (the "Effective Date") which is the schedule date of completion for construction of Tenant's New Premises, notwithstanding anything to the contrary contained in Section 1.01 (s) of the Lease, the Term of the Lease shall be extended through and shall terminate on February 28, 2000, unless sooner terminated as provided in the Lease or by applicable law. Effective from the Effective Date, and notwithstanding anything to the contrary contained in the Lease, the term "Premises" shall mean Seven Thousand Seven Hundred Twenty-Four (7,724) rentable square feet located on the Fifth (5th) Floor of the Building at Two Oliver Street, Boston, Massachusetts, and more fully described on the Plan which is annexed to this Agreement as First Amendment Exhibit A and incorporated by reference (the "New Premises").

3. Effective on the Effective Date, the "Schedule of Rent" in Exhibit B of the Lease is amended by replacing the paragraph titled "Annual Rent" with the following:

      March 1, 1995 - February 28, 1996:        $119,722.00 per year ($9,976.83 per month)
      March 1, 1996 - February 28, 1997:        $123,584.00 per year ($10,298.67 per month)
      March 1, 1997 - February 28, 1998:        $131,308.00 per year ($10,942.33 ) per month)
      March 1, 1998 - February 28, 2000:        $154,480.00 per year ($12,873.33 per month)

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      Effective the Effective Date, Exhibit B shall be amended as follows:

      Tenant shall pay its proportionate share of operating costs over those incurred in Calendar 1995 and Tenant shall pay its proportionate share of real estate taxes over those incurred in Fiscal Year 1995.

4. Tenant acknowledges and agrees that it is familiar with the condition of New Premises thereof, and that Landlord shall paint and recarpet the 5,799 r.s.f. (the "Old Premises") and construct the New Premises according to the attached plan dated November 21, 1994 by Blake Allison Architects using standard materials plus upgrades as shown. Tenant shall be solely responsible for disconnecting and reconnecting the necessary telecommunication and computer equipment for painting and partitioning.

5. Tenant represents and warrants to Landlord that (i) no broker except Meredith & Grew, Inc. (the "Broker") was instrumental in consummating this Agreement and (ii) Tenant has neither consulted, nor negotiated, with any other broker, except Broker, with regard to this Agreement. Tenant agrees hereby to indemnify, defend and save Landlord harmless from and against any and all liabilities arising from any breach of the foregoing warranty and representation (including, without limitation, the cost of attorney's fees in connection herewith) with whom Tenant had dealt with in connection with the Agreement. Landlord agrees to pay the Broker a commission as per separate agreement.

6. Tenant and/or Tenant's agents shall be solely responsible for relocation of all Tenant's tangible and intangible property from its existing premises to the New Premises.

7. Tenant shall provide Landlord with a security deposit equal to one month's rent. The Tenant's current deposit of $3,508.40 shall be increased by $6,491.68 to $10,000.08.

8. This Agreement shall not constitute an agreement by Landlord and shall not be binding upon Landlord unless and until this Agreement shall be executed by Landlord and Tenant and shall be delivered by Landlord to Tenant.

9. This Agreement may not be changed orally, and shall be binding upon and shall inure to the benefit of the parties to it, their respective heirs, successors and, as permitted, their assigns.

10. Except as hereby modified or amended, all of the terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect.

11. This Agreement and its Exhibit(s) and the Lease, constitute the entire agreement and understanding of the parties with respect to its subject matter, and supersedes all prior or contemporaneous communications, understandings and agreements, whether oral or written, between the parties hereto with respect to the subject matter hereof.


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In Witness Whereof, Landlord and Tenant have duly executed this First Amendment to Lease as of the day and year first written above.

                                    MLH Income Realty Partnership V

                                    By:  MHL Property Managers V, Inc.
                                         Managing General Partner


                                    By:  /s/
                                         ------------------------------------
                                         Vice President

                                    Name:
                                         ------------------------------------
                                         (please print)


                                    Tenant:

                                    Advanced Manufacturing Research, Inc.

                                    By:  /s/ Anthony J. Friscia
                                         ------------------------------------

                                    Name: Anthony J. Friscia
                                         ------------------------------------
                                         (please print)

                                    Date: 1/11/95
                                         ------------------------------------



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                           EXHIBIT A, FIRST AMENDMENT



          [ARCHITECTUAL FLOOR PLAN - FIFTH FLOOR OF TWO OLIVER STREET]




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                      EXHIBIT A (SHEET 2), FIRST AMENDMENT



                 [FLOOR PLAN - FIFTH FLOOR OF TWO OLIVER STREET]




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